Exhibit 10.1
SUPPORT AGREEMENT
     SUPPORT AGREEMENT (this “Agreement”), dated as of November 17, 2010, by and among FP Hypercom Holdco, LLC (“FP”), VeriFone Systems, Inc., a Delaware corporation (“VeriFone”) and Francisco Partners II, L.P., a Delaware limited partnership (“FP LP”). Except as otherwise provided herein, capitalized terms that are used but not otherwise defined herein shall have the meaning assigned to such terms in the Merger Agreement (as defined below).
     WHEREAS, contemporaneously with the execution of this Agreement, VeriFone, Hypercom Corporation (“Hypercom”) and Honey Acquisition Co. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of VeriFone, have entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into Hypercom, with Hypercom continuing as the surviving corporation and as a wholly owned subsidiary of VeriFone (the “Merger”);
     WHEREAS, in order to induce VeriFone to enter into the Merger Agreement, FP and FP LP wish to enter into this Agreement;
     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
          1. Representations of FP. FP and FP LP (collectively, the “FP Parties”) each represent and warrant to VeriFone that:
     (a) the FP Parties own beneficially (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or of record the Warrant to Purchase Common Stock (the “Warrant”), issued by Hypercom on April 1, 2008, and pursuant to which FP may purchase 10,544,000 fully paid and nonassessable shares (the “Shares”) of Hypercom’s common stock, par value $0.001 per share (“Hypercom Common Stock”), from Hypercom, at the exercise price of $5.00 per share (subject to adjustment as provided in the Warrant) free and clear of all Liens,
     (b) the FP Parties do not beneficially own (as such term is used in Rule 13d-3 of the Exchange Act) any shares of Hypercom Common Stock other than the Shares and, except for the Warrant, does not have any options, warrants or other rights to acquire any additional shares of capital stock of Hypercom or any security exercisable for or convertible into shares of capital stock of Hypercom,
     (c) the FP Parties have full power and authority and have taken all actions necessary to enter into, execute and deliver this Agreement and to perform fully their obligations hereunder,
     (d) this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the FP Parties enforceable against the FP Parties in accordance with its terms,

     (e) other than filings under the Exchange Act, no notices, reports or other filings are required to be made by the FP Parties with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the FP Parties from, any Governmental Entity, in connection with the execution and delivery of this Agreement by the FP Parties, and
     (f) the execution, delivery and performance of this Agreement by the FP Parties does not, and the consummation by the FP Parties of the transactions contemplated hereby will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of or the passage of time of both) under any contract, agreement, arrangement or commitment to which either of the FP Parties is a party or which is binding on it or its assets and will not result in the creation of any Lien on, or security interest in, any of the assets on properties of either of the FP Parties.
          2. Agreement to Deliver Proxy. To the extent FP exercises the Warrant, in whole or in part, on or prior to any record date for any meeting of holders of Company Shares relating to the Merger or any other merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of Hypercom or its Subsidiaries (each such meeting, a “Stockholder Meeting”), FP agrees to deliver to VeriFone promptly upon VeriFone’s request an irrevocable proxy substantially in the form attached hereto as Schedule A to Vote the Shares at every such Stockholder Meeting and at every adjournment or postponement thereof:
     (a) in favor of adoption of the Merger Agreement and approval of the Merger and the transactions contemplated thereby, and
     (b) against any action or agreement that would compete with, or materially impede, or interfere with or that would reasonably be expected to discourage the Merger or inhibit the timely consummation of the Merger.
     The proxy delivered by FP pursuant to this Section 2 shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law. For purposes of this Agreement, “Vote” includes voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action (including, but not limited to, consenting in accordance with Section 228 of the Delaware General Corporation Law) or taking other action in favor of or against any action. “Voting” shall have a correlative meaning.
          3. No Voting Trusts. The FP Parties agree that they will not, nor will they permit any entity under their control to, deposit any of their Shares or New Shares (as defined in Section 6 hereof) in a Voting trust or subject any of their Shares or New Shares to any arrangement with respect to the Voting of such Shares or New Shares other than agreements entered into with VeriFone.
          4. No Proxy Solicitations. The FP Parties agree that they will not, nor will they permit any entity under their control to:

     (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to or competition with the consummation of the Merger or otherwise assist any party in taking or planning any action which would compete with, or materially impede, or interfere with or that would reasonably be expected to discourage the Merger or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement,
     (b) directly or indirectly encourage, initiate or cooperate in a stockholders’ Vote or action by consent of Hypercom’s stockholders in opposition to or in competition with the consummation of the Merger, or
     (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Hypercom for the purpose of opposing or competing with the consummation of the Merger.
          5. Transfer and Encumbrance. On or after the date hereof and during the term of this Agreement, the FP Parties agree not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber the Warrant or any of their Shares or New Shares, unless the person to whom such Warrant, Shares or New Shares, as the case may be, has agreed to be bound by the terms hereof in writing; and provided, that the foregoing restriction shall not apply after the Company Requisite Vote has been obtained.
          6. Additional Purchases. The FP Parties agree that, other than by exercise of the Warrant, they will not purchase or otherwise acquire beneficial ownership (as such term is used in Rule 13d-3 of the Exchange Act) of any shares of Hypercom Common Stock after the execution of this Agreement (“New Shares”), nor will the FP Parties voluntarily acquire the right to Vote or share in the Voting of any shares of Hypercom Common Stock other than the Shares, unless the FP Parties deliver to VeriFone immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as Schedule A with respect to such New Shares. The FP Parties also agree that any New Shares acquired or purchased by them shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.
          7. Consent. FP hereby (i) to the extent required or contemplated by the Warrant, consents to the Merger and its consummation pursuant to the terms of the Merger Agreement, and waives any event of default under the Credit Agreement, dated as of February 13, 2008, by and among Hypercom and FP as Lender and Administrative Agent, arising by virtue of the entry into the Merger Agreement or the consummation of the Merger and consummation of the other transactions contemplated by the Merger Agreement (subject to the repayment in full of all principal, interest, fees and expenses thereunder on the Closing), and (ii) consents to the treatment of the Warrant pursuant to the terms Section 4.5 of the Merger Agreement and confirms that other than as provided for in the Merger Agreement, no other notice regarding the Merger is required under the Warrant and the Related Agreements (as defined in the Warrant) in connection with the Merger; provided, however, that in no event shall Section 4.5 of the Merger Agreement be amended, modified or revised without FP’s consent. FP and VeriFone agree to deliver an executed Assignment and Assumption Agreement in substantially the form attached hereto as Schedule B. FP LP hereby agrees to deliver a payoff letter on or prior to the Closing in substantially the form attached hereto as Schedule C.

          8. Stockholder Capacity. No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer and nothing herein shall affect the ability of any Person to take any action as director of the Company permissible under the Merger Agreement.
          9. Specific Performance. The parties acknowledge that there may be no adequate remedy at law for a breach of this Agreement and that money damages may not be an appropriate remedy for breach of this Agreement. Therefore, the parties agree that each party has the right to injunctive relief and specific performance of this Agreement in the event of any breach hereof in addition to any rights it may have for damages, which shall include out of pocket expenses, loss of business opportunities and any other damages, direct and indirect, consequential, punitive or otherwise. The remedies set forth in this Section 8 are cumulative and shall in no way limit any other remedy any party hereto has at law, in equity or pursuant hereto.
          10. Entire Agreement; Amendment; Waiver. This Agreement (including the schedules hereto) constitutes the entire agreement, and supersedes all prior agreements, understanding, representations and warranties both written and oral, between the parties, with respect to the subject matter hereof. Subject to the provisions of applicable Law, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties. Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
          11. Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) when delivered, if delivered personally to the intended recipient, and (ii) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:
     To VeriFone:
VeriFone Systems, Inc.
2099 Gateway Place
San Jose, California 95110
Telephone: 408-232-7800
Attention: Albert Liu
     With a copy to:
Sullivan & Cromwell LLP
1870 Embarcadero Road
Palo Alto, California 94303

Telephone: 650-461-5600
Attention: Scott D. Miller
Sarah P. Payne
     To FP or FP LP:
FP Hypercom Holdco, LLC
Francisco Partners II, L.P.
One Letterman Drive
Building C, Suite 410
San Francisco, CA 94129
Telephone: 415 418-2900
Attention: Keith Geeslin
     With a copy to:
Shearman & Sterling
525 Market Street
San Francisco, CA 94104
415 616-1248
Michael J. Kennedy
          12. Miscellaneous.
     (a) Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.
     (b) Venue. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action, proceeding or transactions shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10 or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof.
     (c) WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(C).
     (d) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not, subject to clause (a), be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
     (e) Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
     (f) Termination. This Agreement shall terminate upon the earliest to occur of (i) the Closing and (ii) the termination of the Merger Agreement.
     (g) Headings. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.
     (h) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY PERSON OTHER THAN VERIFONE, FP AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, ANY RIGHTS OR REMEDIES UNDER OR BY REASON OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

VeriFone Systems, Inc.
By:	/s/ Albert Liu
	Name:	Albert Liu
	Title:	Senior Vice President, General Counsel and Secretary

FP Hypercom Holdco, LLC
By:	Francisco Partners II, L.P.
Its Managing Member

By:	Francisco Partners GP II, L.P.
Its General Partner

By:	Francisco Partners GP II Management, LLC
Its General Partner

By:	/s/ Tom Ludwig
	Name:	Tom Ludwig
	Title:	Authorized Representative

Francisco Partners II, L.P.
By:	Francisco Partners GP II, L.P.
Its General Partner

By:	Francisco Partners GP II Management, LLC
Its General Partner

By:	/s/ Tom Ludwig
	Name:	Tom Ludwig
	Title:	Authorized Representative

(SCHEDULE A)
FORM OF PROXY
     The undersigned, for consideration received, hereby appoints Douglas Bergeron or another representative of VeriFone Systems, Inc. designated by him and each of them our proxies, with power of substitution and resubstitution, to Vote (as defined below) all shares of Common Stock, par value $0.001 per share, of Hypercom Corporation, a Delaware corporation (“Hypercom”), owned by the undersigned (the “Shares”) as of the date hereof as follows:
     (a) FOR (i) adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 17, 2010, by and among Hypercom, VeriFone Systems, Inc. (“VeriFone”), a Delaware corporation, and Honey Acquisition Co. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of VeriFone, and (ii) approval of the merger of Merger Sub with and into Hypercom, with Hypercom continuing as the surviving corporation and as a wholly owned subsidiary of VeriFone (the “Merger”); and
     (b) AGAINST any action or agreement that would compete with, or materially impede, or interfere with or that would reasonably be expected to discourage the Merger or inhibit the timely consummation of the Merger
     “Vote” means voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action (including, but not limited to, consenting in accordance with Section 228 of the Delaware General Corporation Law) or taking other action in favor of or against any action. This proxy applies to any Vote (i) at any meeting of the stockholders of Hypercom, and any adjournment or postponement thereof, at which the matters described above are considered, including the special meeting of stockholders of Hypercom to be held as soon as practicable after the date hereof or (ii) in connection with any written consent of stockholders of Hypercom.
     This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Support Agreement (the “Support Agreement”), dated as of November 17, 2010, between the undersigned and VeriFone, terminates in accordance with its terms, at which time this proxy shall expire.
     Except as otherwise provided herein, capitalized terms that are used but not otherwise defined herein shall have the meaning assigned to such terms pursuant to the Voting Agreement.
Dated November __, 2010

[FP Hypercom Holdco, LLC][Francisco Partners II, L.P.]
By:
Name:
Title: